Exhibit 99.1

          Evergreen Solar, Inc. Reports Second Quarter 2004 Results

     Second Quarter Highlights:

     * Made significant technical progress on cost and scalability of advanced Gemini String Ribbon(TM) process

     * Completed $20 million private equity financing to support capacity growth and technology development

     * Strengthened and broadened management team in line with future capacity expansion plans

     * Achieved record quarterly product revenues of $4.5 million - up 71% year-over-year

    MARLBORO, Mass., Aug. 3 /PRNewswire-FirstCall/ -- Evergreen Solar, Inc. (Nasdaq: ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) products for the worldwide market, today announced results for the second quarter 2004.
    "We made good progress on our strategy to become a low-cost producer of solar power products. We demonstrated on a pilot basis the cost potential and scalability of our advanced Gemini String Ribbon(TM) process. In June, we completed a $20 million private equity financing and converted all the remaining shares of Series A Preferred to common stock. We believe this financing and conversion is a strong endorsement of our prospects from the investment community and will provide resources to enhance our ongoing capacity expansion, accelerate promising next generation technologies, and most importantly position Evergreen for growth beyond our current capacity expansion," commented Richard M. Feldt, President and Chief Executive Officer. "The progress we made on improving the variable cost of our latest generation double ribbon technology also enabled us to achieve record product revenues and record pro forma product gross margin (adjusted for special charges recorded during the quarter). Our management bandwidth was enhanced with the hiring of key executives to lead our sales and marketing efforts and to strengthen the human resources function."
    "During the second quarter, Evergreen also attended two major European trade shows and we are pleased to report that the solar industry anticipates continued double-digit growth," continued Feldt. "We are solidly sold out for 2004, and 2005 prospects also look strong."
    For the three months ended June 30, 2004, product revenues were $4.5 million, an increase of $1.9 million, or 71%, from $2.7 million for the same period in 2003. The increase in product revenues was primarily the result of increased manufacturing volume associated with capacity expansion and increased selling activities. Research revenues for the second quarter were $229,000, a decrease of $279,000 from $508,000 for the same period in 2003.
    Product gross margin for the quarter ended June 30, 2004 was -102%, which included charges of $2.5 million for the disposal of certain equipment and materials associated with older generation manufacturing technology. On a pro forma basis, with the $2.5 million of charges excluded, product gross margin was a record -46%, an improvement from -60% from the same period in 2003.
This improvement in pro forma gross margin was due to increased operating efficiencies and sales, which reduced per unit overhead costs, and lower variable manufacturing costs resulting from increased production, more efficient processes, and improvements in yield and solar conversion efficiency.
    Operating loss for the second quarter was $7.0 million, an increase of $3.7 million as compared to $3.3 million for the second quarter of 2003. Net loss attributable to common stockholders for the second quarter was $9.6 million, or $0.46 per share, which includes cash dividends of $546,000 and a 7% conversion premium of $1.7 million paid to the Series A Preferred stockholders in order to induce the holders of Series A Preferred to convert all outstanding Series A Preferred shares into common stock in conjunction with the Company's recent equity financing. On a pro forma basis, operating loss was $4.5 million; net loss attributable to common stockholders was $7.1 million, or $0.34 per share. For the second quarter, weighted average shares outstanding were 20.8 million, which includes common stock issued on June 21, 2004 in conjunction with the Company's $20.0 million private equity financing and the conversion of the outstanding shares of Series A Convertible Preferred. At the end of the quarter, total shares outstanding were approximately 47.5 million.
    At June 30, 2004, cash, cash equivalents, and short-term investments totaled $24.3 million, compared to $20.3 million at December 31, 2003.

    Use of Non-GAAP Financial Measures
    Evergreen Solar Inc. reports gross margin, operating income, net income attributable to common stockholders, and net loss per share in accordance with GAAP and also on a non-GAAP basis, referred to as pro forma. Pro forma results exclude the effect of charges of $2.5 million for the disposal of certain equipment and materials related to older generation processes that have been and are being abandoned in the current capacity scale-up. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. A reconciliation of GAAP net loss to pro forma results is included in the financial statements portion of this release.
    Evergreen's management believes the non-GAAP information is useful because it can enhance the understanding of the Company's ongoing financial performance and because Evergreen uses pro forma reporting internally to evaluate and manage the operations. Evergreen has chosen to provide this information to investors so they can have access to the same configurations and comparisons utilized by Company management to analyze its operating results.

    Conference Call Information
    The Company will hold a conference call to discuss its second quarter results on August 3, 2004 at 10:00 AM ET. A live webcast of the conference call will be available online at http://www.evergreensolar.com. Those without web access may access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 322-0079 for domestic callers and (973) 409-9260 for international callers. A replay of the call will be available until August 17, 2004. The replay dial-in numbers are
(877) 519 4471 for domestic callers and (973) 341-3080 for international callers. Please use reservation code 4965337.
    The web cast of the call will remain available on Evergreen Solar's web site, http://www.evergreensolar.com, through September 3, 2004.

    About Evergreen Solar, Inc.
    Evergreen Solar, Inc. (http://www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's patented solar power technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign power.

    Evergreen Solar(R) is a registered trademark and String Ribbon(TM) is a trademark of Evergreen Solar, Inc.

    This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company cautions you that any statements contained in this press release which are not strictly historical statements constitute forward-looking statements. Such statements include, but are not limited to, statements reflecting management's expectations regarding the timing, cost, and success of the Company's current and future manufacturing scale-up and production; future financial performance; the Company's technology and product development, cost, and performance; the Company's current and future strategic relationships and future market opportunities; and the Company's other business and technology strategies and objectives. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.
Such risks and uncertainties include, among other things, the following factors: the Company's business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company's products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the Company sells via a small number of reseller partners, and the Company's relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company's business, the partner's business, competitive factors, solar power market conditions, or financial market conditions; the Company depends on single source suppliers for specialized materials, including silicon, necessary to manufacture its products and the market for products such as the Company's solar power products is heavily influenced by federal, state, local, and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control. In addition to the foregoing factors, the other economic, competitive, governmental, technological, and other risk factors identified in the Company's filings with the Securities and Exchange Commission -- including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 23, 2004, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 12, 2004 (a copy of which may be obtained at the SEC's web site at: http://www.sec.gov) - could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made.
The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.


                     Evergreen Solar, Inc. (Nasdaq: ESLR)
                      Condensed Statements of Operations
                    (in thousands, except per share data)
                                 (unaudited)


                                         Three Months Ended   Six Months Ended
                                              June 30,            June 30,
                                           2003     2004      2003      2004

    Revenues:
     Product revenues                     $2,659   $4,541    $3,727    $7,371
     Research revenues                       508      229       889       491

    Total revenues                         3,167    4,770     4,616     7,862

    Operating expenses:
     Cost of product revenues              4,242    9,161     6,907    13,714
     Research and development expenses 1,072 995 1,786 1,897 Selling, general and administrative
      expenses                             1,202    1,662     2,521     3,335

    Total operating expenses               6,516   11,818    11,214    18,946

    Operating loss                        (3,349)  (7,048)   (6,598)  (11,084)

    Other income                              50       46        74       119

    Net loss                              (3,299)  (7,002)   (6,524)  (10,965)

    Dividends and accretion on Series A
     convertible preferred stock         (12,055)  (2,645)  (12,055)   (3,310)

    Net loss attributable to common
     stockholders                       $(15,354) $(9,647) $(18,579) $(14,275)


    Net loss per share attributable to
     common stockholders
     (basic and diluted)                  $(1.35)  $(0.46)   $(1.63)   $(0.79)

    Weighted average shares used in
     computing basic and diluted
     net loss per share attributable
     to common stockholders               11,412   20,840    11,411    18,159


                      Evergreen Solar, Inc. (Nasdaq: ESLR)
                            Condensed Balance Sheets
                                 (in thousands)
                                   (unaudited)


                                                  December 31,       June 30,
                                                     2003              2004


    Cash, cash equivalents and short-term
     investments                                   $20,340           $24,332

    Other current assets                             3,699             6,615

    Total current assets                            24,039            30,947

    Restricted cash                                    414               414
    Fixed assets, net                               21,523            22,771

    Total assets                                   $45,976           $54,132


    Total current liabilities                       $2,000            $4,543

    Series A convertible preferred stock            27,032                --

    Total stockholders' equity                      16,944            49,589

    Total liabilities and stockholders'
     equity                                        $45,976           $54,132


                 Pro Forma Condensed Statement of Operations
                    (in thousands, except per share data)
                                 (unaudited)


                                                   Three Months Ended
                                                     June 30, 2004

                                              As      Disposals and
                                           Reported   Other charges  Pro Forma

    Revenues:
    Product revenues                       $4,541         $ --         $4,541
    Research revenues                         229           --            229

    Total revenues                          4,770           --          4,770

    Operating expenses:
    Cost of product revenues                9,161       (2,547)         6,614
    Research and development expenses         995           --            995
    Selling, general and administrative
     expenses                               1,662           --          1,662

    Total operating expenses               11,818       (2,547)         9,271

    Operating loss                         (7,048)       2,547         (4,501)

    Other income                               46           --             46

    Net loss                               (7,002)       2,547         (4,455)

    Dividends and accretion on Series A
     convertible preferred stock           (2,645)          --         (2,645)

    Net loss attributable to common
     stockholders                         $(9,647)      $2,547        $(7,100)


    Net loss per share attributable to
     common stockholders (basic            $(0.46)       $0.12         $(0.34)
       and diluted)

    Weighted average shares used in
     computing basic and diluted
       net loss per share attributable to
        common stockholders                20,840       20,840         20,840


    Supplemental financial information:
    Product gross margin                  $(4,620)      $2,547        $(2,073)
    Product gross margin as a percentage
     of product revenue                     -102%           56%           -46%


                 Pro Forma Condensed Statement of Operations
                    (in thousands, except per share data)
                                 (unaudited)


                                                   Three Months Ended
                                                     June 30, 2004

                                              As      Disposals and
                                           Reported   Other charges  Pro Forma

    Revenues:
     Product revenues                      $7,371         $ --       $7,371
     Research revenues                        491           --          491

    Total revenues                          7,862           --        7,862

    Operating expenses:
     Cost of product revenues              13,714       (2,547)      11,167
     Research and development expenses      1,897           --        1,897
     Selling, general and administrative
      expenses                              3,335           --        3,335

    Total operating expenses               18,946       (2,547)      16,399

    Operating loss                        (11,084)       2,547       (8,537)

    Other income                              119           --          119

    Net loss                              (10,965)       2,547       (8,418)

    Dividends and accretion on Series A
     convertible preferred stock           (3,310)          --       (3,310)

    Net loss attributable to common
     stockholders                        $(14,275)      $2,547     $(11,728)


    Net loss per share attributable to
     common stockholders
     (basic and diluted)                   $(0.79)       $0.14       $(0.65)

    Weighted average shares used in
     computing basic and diluted
     net loss per share attributable to
     common stockholders                   18,159       18,159       18,159


    Supplemental financial information:
    Product gross margin                  $(6,343)      $2,547      $(3,796)
    Product gross margin as a percentage
     of product revenue                       -86%          35%         -51%

     Contacts:
     Richard G. Chleboski
     Chief Financial Officer
     Evergreen Solar, Inc.
     508-357-2221 x708
     investors@evergreensolar.com

     Investors/Media:
     Stephanie Carrington / Denise Roche
     The Ruth Group 646-536-7017 / 7008
     scarrington@theruthgroup.com
     droche@theruthgroup.com

SOURCE  Evergreen Solar, Inc.
    -0-                             08/03/2004
    /CONTACT: Richard G. Chleboski, Chief Financial Officer of Evergreen Solar, Inc., +1-508-357-2221, ext. 708, investors@evergreensolar.com; or Investors & Media: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group, for Evergreen Solar, Inc. /
    /web site:  http://www.evergreensolar.com /
    (ESLR)

CO:  Evergreen Solar, Inc.
ST:  Massachusetts
IN:  OIL
SU:  ERN CCA